EXHIBIT 99.1
                   SELLER'S CLOSING STATEMENT

Seller:    Florida Income Fund, L.P.
Buyer:     Frank D'Alessandro, George Austin and Michael Haiken,
           Inc.
Property:  Villas Plaza Shopping Center, Fort Myers, FL

Date of Closing: March 20, 1997
Purchase Price:  $1,900,000

CLOSING COSTS AND PAYMENTS:

     GROSS AMOUNT DUE SELLER

     Purchase Price                            $1,900,000.00
     Assessment Credit Total                   $       57.09
                                              --------------
     Total Gross Amount Due Seller             $1,900,057.09

     REDUCTIONS IN AMOUNT DUE SELLER:

     1.   Settlement Fee                       $       50.00
     2.   Abstract Fee                         $      100.00
     3.   Title Examination Fee                $      100.00
     4.   Title Insurance Fee                  $    7,775.00
     5.   Recording Fees                       $       16.50
     5.   Documentary Tax                      $   13,300.00
     6.   Survey                               $      850.00
     7.   Attorney Fee                         $    7,600.00
     7.   Transfer Security Deposits           $   28,509.98
     8.   Rent, CAM, Misc.                     $   18,824.22
     9.   Software Conversion                  $    2,000.00
     10.  Sign Repair                          $    1,960.00
     11.  Pay First Mortgage                   $1,076,926.04
     12.  Real Estate Taxes                    $    7,967.46
     14.  Commission Third Party Broker        $  114,000.00
                                               _____________
     TOTAL REDUCTIONS                          $1,279,979.20

     CASH TO SELLER                            $  620,077.89

I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:

FLORIDA INCOME FUND, L.P.

BY:  MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
     Managing General Partner


/S/  LAWRENCE A. RAIMONDI
------------------------------
BY:  LAWRENCE A. RAIMONDI          FEDERAL TAX ID NO. 59-2337910
     PRESIDENT